Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***] October 19, 2012 Side Letter Agreement

EXHIBIT 10.2

October 19, 2012

Champion Industries, Inc.
2450 First Avenue
Huntington, West Virginia  25728
Attention: Mr. Todd Fry

Re:Credit Facilities Extended to
Champion Industries, Inc. (the “Borrower”)

Ladies and Gentlemen:

Reference is hereby made to that certain First Amended and Restated Credit Agreement dated as of October 19, 2012 (as amended and otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, and Fifth Third Bank, an Ohio banking corporation, as the Administrative Agent and as the L/C Issuer.  Reference is also made to (i) those certain Warrants to be executed and delivered by Borrower to the Lenders pursuant to the Credit Agreement (the “Warrants”); and (ii) that certain Investors’ Rights Agreement to be executed and delivered by Borrower pursuant to the Credit Agreement  (the “IRA”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement, the Warrants, and the IRA, as applicable.

By countersigning this letter below, each Lender, the Borrower, each Guarantor and the Shareholder each agree as follows:

Section 1.Matters pertaining to certain asset sale transactions.

Section 1.1.Matters Pertaining to Targeted Transactions identified in Credit Agreement.  The parties hereto agree that any one or more of the following transactions shall be designated as a Targeted Transaction, as such term is defined in Section 1.1 of the Credit Agreement:

A.CGC Transaction.  The receipt of any final payments of Shareholders Equity, the post closing adjustment, and the Hold Back Amount, as such terms are defined in that certain Asset Purchase Agreement dated as of July 2, 2012 among Safeguard Acquisitions, Inc., Interform Corporation and the Borrower (the “Safeguard APA”).

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***] October 19, 2012 Side Letter Agreement

                 B.Sale of Government Receivables (a/k/a “Factoring”).  The receipt of any proceeds from any credit facility or other financing transaction providing for the financing, factoring or sale of any of the Borrower’s or Guarantor’s Accounts (as such term is defined in the applicable Uniform Commercial Code) which are payable to the Borrower or any Guarantor, or any of them, by any federal, state, county, city or other governmental entity or political subdivision thereof (collectively, “Government Receivables”), including, without limitation, any financing that may be provided by the First Bank of Charleston with respect to such Government Receivables.

C.*** Sale.  The receipt of any proceeds from the sale of *** (***), whether *** is sold as a going concern or liquidated, including, without limitation, any sale of any of *** assets, including, without limitation, any of its accounts receivable, inventory, machinery and equipment.

D.Merten Equipment.  The receipt of any proceeds from the sale or liquidation of any assets of The Merten Company including, without limitation, any of its machinery and equipment.

E.Charleston Real Estate.  The receipt of any proceeds from the sale of that certain warehouse facility located at 1563 Hansford Street in Charleston, West Virginia.

F.Choctaw Facility.  The receipt of any proceeds from the sale of that certain warehouse facility located at 13112 South Choctaw Drive in Baton Rouge, Louisiana.

G.Sale Leaseback of *** Facility.  The receipt of any proceeds from any sale leaseback transaction involving that certain real property located at ***.

Section 1.2.  The parties hereto hereby agree that the entity that is the subject of the Targeted Transaction referenced in Section 2.8(b) of the Credit Agreement is ***.

Section 1.3.  The parties hereto hereby agree that the Designated Transaction, as such term is defined in Section 1.1 of the Credit Agreement, shall mean the sale of all or any portion of the assets relating to ***, and all other assets owned by the Borrower related to ***.

Section 1.4.  The parties hereto hereby agree that clause (viii) of the definition of “EBITDA” set forth in Section 1.1 of the Credit Agreement shall be subject to a cap of $300,000.00.
Section 1.5.  Pursuant to Section 5.5 of the Credit Agreement, the Borrower hereby identifies the following litigation:  That certain litigation concerning a dispute regarding *** filed in the United States District Court for the ***.

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***] October 19, 2012 Side Letter Agreement

                Section 2.Matters Pertaining to Warrants upon execution and delivery of the Warrants.

Section 2.1.   Call Options.  (A)  Upon execution and delivery of the Warrants by the Company, the holders of the Warrants hereby grant to the Company the option (“Call Option A”) to purchase all but not less than all of the Warrants then outstanding at a price equal to the Call Price (as defined in Section 2.3 herein) and otherwise upon the terms and conditions hereinafter set forth.  The Call Option A in this Section 2.1(A) may only be exercised by the Company (I) prior to 11:59 p.m. prevailing Eastern Time on June 30, 2013 and (II) upon the payment in full and in cash (and receipt by the Administrative Agent thereof) on or before June 30, 2013, of (i) all outstanding principal Obligations under the Term Loans B (as such terms are defined in the Credit Agreement); plus (ii) all outstanding, accrued and unpaid interest and any Deferred Fee (as such term is defined in the Credit Agreement) applicable to Term Loans B; and plus (iii) an amount equal to five percent (5%) of the sum of clauses (i) and (ii) hereunder.

(B)  Upon execution and delivery of the Warrants by the Company, the holders of the Warrants hereby grant to the Company the option (“Call Option B”) to purchase all but not less than all of the Warrants then outstanding at a price equal to the Call Price (as defined in Section 2.3 herein) and otherwise upon the terms and conditions hereinafter set forth.  The Call Option B in this Section 2.1(B) may only be exercised by the Company (I) prior to 11:59 p.m. prevailing Eastern Time on June 30, 2013 and (II) upon the payment in full and in cash (and receipt by the Administrative Agent thereof) of (a) all Net Cash Proceeds from the sale of *** in amount equal to or greater than $*** on or before March 31, 2013, and (b) all outstanding Obligations owing under the Credit Agreement on or before June 30, 2013 and the termination of the Commitments as of such date.

(C)Upon execution and delivery of the Warrants by the Company, the holders of the Warrants hereby grant to the Company the option (“Call Option C”) to purchase fifty percent (50%) but not less than fifty percent (50%) of the then outstanding Warrants at a price equal to the Call Price (as defined in Section 2.3 herein) and otherwise upon the terms and conditions hereinafter set forth.  The Call Option C in this Section 2.1(C) may only be exercised by the Company (I) prior to 11:59 p.m. prevailing Eastern Time on March 31, 2013 and (II) upon the payment in full and in cash (and receipt by the Administrative Agent thereof) on or before March 31, 2013 of all Net Cash Proceeds from the sale of *** in amount equal to or greater than $***.

(D)Subject to Section 2.1(G) hereof, upon execution and delivery of the Warrants by the Company, the holders of the Warrants hereby grant to the Company the option (“Call Option D”) to purchase all but not less than all of the then outstanding Warrants at a price equal to the Call Price (as defined in Section 2.3 herein) and otherwise upon the terms and conditions hereinafter set forth.  The Call Option D in this Section 2.1(D) may only be exercised by the Company (I) prior to 11:59 p.m. prevailing Eastern Time on April 30, 2013 and (II) upon the payment in full and in cash (and receipt by the Administrative Agent thereof) on or before April 30, 2013 of all outstanding Obligations owing under the Credit Agreement and the termination of the Commitments as of such date.

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***] October 19, 2012 Side Letter Agreement

                (E)Subject to Section 2.1(G) hereof, upon execution and delivery of the Warrants by the Company, the holders of the Warrants hereby grant to the Company the option (“Call Option E”) to purchase seventy-five percent (75%) but not less than seventy-five percent (75%) of the then outstanding Warrants at a price equal to the Call Price (as defined in Section 2.3 herein) and otherwise upon the terms and conditions hereinafter set forth.  The Call Option E in this Section 2.1(E) may only be exercised by the Company (I) after 11:59 p.m. prevailing Eastern Time on April 30, 2013 and prior to 11:59 p.m. prevailing Eastern Time on May 31, 2013 and (II) upon the payment in full and in cash (and receipt by the Administrative Agent thereof) after April 30, 2013 and on or before May 31, 2013 of all outstanding Obligations owing under the Credit Agreement and the termination of the Commitments as of such date.

(F)Subject to Section 2.1(G) hereof, upon execution and delivery of the Warrants by the Company, the holders of the Warrants hereby grant to the Company the option (“Call Option F”) to purchase fifty percent (50%) but not less than fifty percent (50%) of the then outstanding Warrants at a price equal to the Call Price (as defined in Section 2.3 herein) and otherwise upon the terms and conditions hereinafter set forth.  The Call Option F in this Section 2.1(F) may only be exercised by the Company (I) after 11:59 p.m. prevailing Eastern Time on May 31, 2013 and prior to 11:59 p.m. prevailing Eastern Time on June 30, 2013, and (II) upon the payment in full and in cash (and receipt by the Administrative Agent thereof) after May 31, 2013 and on or before June 30, 2013 of all outstanding Obligations owing under the Credit Agreement and the termination of the Commitments as of such date.

(G)In the event of the exercise of Call Option C and the Company subsequently satisfies the condition set forth in Section 2.1(B)(II)(b), then, Call Options D, E and F shall be null and void.

(H)Any shares of Company stock owned by any Warrant holder and received by such holder as a result of the exercise of all or any portion of such holder’s Warrant shall be includable and subject to Call Options A through F herein at an exercise price of $0.001 per share.

(I)If any expiration or date for exercise of an option occurs, or payment hereunder becomes due and payable, on a day which is not a Business Day (as such term is defined in the Credit Agreement), the expiration or exercise date of such option, or due date of such payment, shall be extended to the next succeeding Business Day, and on which date such option shall be exercised or otherwise expire at 11:59 p.m. prevailing Eastern Time, or such payment shall be due and payable.

Section 2.2.     Manner of Exercise.  The Company may exercise its Call Options A through F set forth in Section 2.1 by delivering to the holders of the Warrants prior to the applicable deadlines set forth in Section 2.1 a notice of purchase (“Notice of Purchase”) at the addresses provided for in the IRA which shall describe the intention of the Company to purchase the Warrants in reasonable detail, including, without limitation, a reasonably detailed calculation of the Call Price and a statement certified by an officer of the Company stating that all conditions to the exercise of such option have been satisfied in full.  All partial repurchases of Warrants and Common Stock permitted hereunder shall be purchased on a pro rata basis based upon the number of shares of Common Stock held by each holder assuming for purposes of this determination that each holder had exercised all Warrants held by it immediately prior to such determination.  On such date which the Company shall elect in written notice to the holders of the Warrants (the “Call Settlement Date”), which Call Settlement Date shall not be more than five (5) days after the date of the Notice of Purchase, the Company shall transfer to each holder of the Warrants, in immediately available funds, the Call Price owing such holder against delivery by such holder of the Warrants to the Company at its office in Huntington, West Virginia or to a mutually agreeable escrow agent.

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***] October 19, 2012 Side Letter Agreement

                 Section 2.3.Determination of Call Price.  Subject to the following provisions of this Section 2.3, the “Call Price” with respect to Call Options (A), (B), (C), (D), (E), and (F) shall be equal to $.001 multiplied by the number of shares of Company stock subject to the Warrants being sold, not to exceed $10,000.

Section 3.Matters pertaining to Shareholder voting.  Marshall T. Reynolds (the “Shareholder”) agrees to promptly, and without any delay, vote, or cause to be voted, all Shares (as defined below) owned by Shareholder, or over which Shareholder has voting control, to (i) cause a special meeting of shareholders to be duly called, convened and held in accordance with applicable law (the “Special Meeting”) to approve the issuance of the Warrants and any and all other related acts or agreements incidental to the issuance of such Warrants or otherwise required by the Credit Agreement or IRA (collectively, the “Authorized Matters”), and (ii) approve, authorize and direct the execution of the Authorized Matters by the Company at such Special Meeting.  For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company, including without limitation, all shares of common stock, by whatever name called, now owned or subsequently acquired by the Shareholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

Section 4. Matters pertaining to the Subordination Agreement. Marshall T. Reynolds hereby agrees that all Obligations under the Credit Agreement, as amended and restated, shall constitute “Superior Indebtedness” as such term is defined in that certain Debt Subordination Agreement dated as of December 29, 2009 between the Administrative Agent and Marshall T. Reynolds.

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***] October 19, 2012 Side Letter Agreement

                 Section 5.Release; Covenant Not to Sue; Acknowledgement.

(a) The Borrower, each Guarantor and the Shareholder (collectively, the “Releasing Parties”) each hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, Consultants, representatives and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description relating to or arising out of or in connection with or as a result of any of the Original Credit Agreement (and any Obligations thereunder), the Forbearance Agreement, the Contribution Agreement, any other Loan Documents, and the negotiation and execution of the Credit Agreement, Warrants, the Investors’ Rights Agreement or any other related acts, agreements and documents, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which each Releasing Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of the Credit Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  It is the intention of each Releasing Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified.  Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)Each Releasing Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Releasing Party pursuant to the above release.  If any Releasing Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Releasing Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***] October 19, 2012 Side Letter Agreement

                 (c)Each Releasing Party represents and warrants that, to its knowledge, there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which such Releasing Party may have or claim to have against any Released Party arising with respect to the Original Credit Agreement (and any Obligations thereunder), the Forbearance Agreement, the Contribution Agreement or any other Loan Documents, and the negotiation and execution of the Credit Agreement, Warrants, the Investors’ Rights Agreement or any other related acts, agreements and documents, and each Releasing Party further acknowledges that, as of the date hereof, it does not have any counterclaim, set-off, or defense against the Released Parties, each of which such Releasing Party hereby expressly waives.
Section 6.Reaffirmation of Guarantors.

(a)Each Guarantor heretofore executed and delivered to the Administrative Agent a Guaranty Agreement dated as of September 7, 2007 (the “Guaranty”).  Each of the Guarantors hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this letter agreement and consents to the terms and conditions of the Credit Agreement (and all Obligations thereunder), this letter agreement and any related Loan Documents effected pursuant to the Credit Agreement, and all obligations thereunder, and any Liens created or provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged by the Credit Agreement or this letter agreement.  Each Guarantor hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the Credit Agreement and this letter agreement, the Guaranty of such Guarantor and each other Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.  Each Guarantor further acknowledges, confirms and agrees that Administrative Agent and the Lenders have and shall continue to have a valid, enforceable and perfected first-priority lien (subject only to Permitted Liens) upon and security interest in the Collateral granted to Administrative Agent and the Lenders pursuant to the Loan Documents or otherwise granted to or held by Administrative Agent and the Lenders.

(b)Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in the Credit Agreement and this letter agreement, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the Credit Agreement or this letter agreement, (ii) nothing in the Credit Agreement, this letter agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Credit Agreement, and (iii) the Lender parties hereto are relying on the assurances provided herein in entering into the Credit Agreement and this letter agreement and extending credit to the Borrower pursuant to the terms thereto.

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***] October 19, 2012 Side Letter Agreement

Fifth Third Bank, as Administrative Agent,
as a Lender and as a Warrant Holder

By:/S/ Don Mitchell
Don Mitchell

THE HUNTINGTON NATIONAL BANK, as a Warrant Holder

By: /S/ Bruce G. Shearer
Name: Bruce G. Shearer
Title: Senior Vice President

OLD NATIONAL BANK, as a Warrant Holder

By: /S/ Jason L. Dunn
Name: Jason L. Dunn
Title: Officer

SUNTRUST BANK, as a Warrant Holder

By: /S/ William S. Krueger
Name: William S. Krueger
Title: First Vice President

UNITED BANK, as a Warrant Holder

By:/S/ Linda J. Pleasants
Name: Linda J. Pleasants
Title: Vice President - United Bank, Inc.

SUMMIT COMMUNITY BANK, as a Warrant Holder

By: /S/ Brad Ritchie
Name: Brad Ritchie
Title: President

[Signature Page to October 19, 2012 Side Letter Agreement]

Accepted and Agreed, by
Borrower under Credit Agreement, and
as the Company under the IRA

Champion Industries, Inc.
By: /S/ Todd R. Fry
Title: Senior Vice President and Chief Financial Officer

Accepted and Agreed, by
Each Guarantor under Credit Agreement

The Chapman Printing Company, Inc., a West Virginia corporation
Stationers, Inc., a West Virginia corporation
Bourque Printing, Inc., a Louisiana corporation
Dallas Printing of MS, Inc., a Mississippi corporation
Carolina Cut Sheets, Inc., a West Virginia corporation
Donihe Graphics, Inc., a Tennessee corporation
Smith & Butterfield Co., Inc., an Indiana corporation
The Merten Company, an Ohio corporation
Interform Corporation, a Pennsylvania corporation
CHMP Leasing, Inc., a West Virginia corporation
Blue Ridge Printing Co., Inc., North Carolina corporation
Capitol Business Equipment, Inc., a West Virginia corporation
Thompson’s of Morgantown, Inc., a West Virginia corporation
Independent Printing Service, Inc., an Indiana corporation
Diez Business Machines, Inc., a Louisiana corporation
Transdata Systems, Inc., a Louisiana corporation
Syscan Corporation, a West Virginia corporation
Champion Publishing, Inc., a West Virginia corporation

By: /S/ Todd R. Fry
Title: Vice President and Chief Financial Officer

[Signature Page to October 19, 2012 Side Letter Agreement]

Accepted and Agreed, by Marshall T.
Reynolds, Individually and as Shareholder

/S/ Marshall T. Reynolds

[Signature Page to October 19, 2012 Side Letter Agreement]